                                                         Exhibit 10.24

                     REINSURANCE GROUP OF AMERICA
                   EXECUTIVE PERFORMANCE SHARE PLAN
          AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 1, 1996


1.  Purpose of the Plan
    -------------------
      The purpose of the Reinsurance Group of America Executive Performance Share Plan (the "Plan") is to foster the growth of Reinsurance Group of America, Incorporated ("RGA") by offering to certain officers and key employees of RGA and its subsidiaries incentives which may appreciate over time, in addition to their current compensation.
2.  Administration of the Plan
    --------------------------
      The Plan shall be administered by the Compensation Committee of the Board of Directors of RGA (the "Committee"). No member of the Committee, while serving as such, shall be eligible to participate in the Plan.
      Subject to the provisions of the Plan, decisions and determinations by the Committee shall be final and binding upon all parties, including shareholders, employees, and Plan Participants. The Committee shall have the authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make any other determinations it deems necessary or
advisable for the successful operation of the Plan.
      EACH MEMBER OF THE COMMITTEE MUST BE A "NON-EMPLOYEE
      ----------------------------------------------------
DIRECTOR" AS DEFINED IN RULE 16b-3 PROMULGATED UNDER THE SECURITIES
-------------------------------------------------------------------
EXCHANGE ACT OF 1934, AS AMENDED, BY THE SECURITIES AND EXCHANGE
----------------------------------------------------------------
COMMISSION AND AN "OUTSIDE DIRECTOR" AS DEFINED IN SECTION
----------------------------------------------------------
162(m)(4)(C)(i) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.
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3.  Participation
    -------------
      If a subsidiary of RGA wishes to participate in the Plan, and the Committee consents, the Board of Directors of the subsidiary shall adopt a resolution authorizing participation by the subsidiary in the Plan and obtain the consent of the Committee.
      Individual Participants in the Plan shall be selected by the Committee from among the officers of RGA and key executive employees of the Participating RGA Subsidiaries.
      Each year the Committee will publish a schedule announcing the incentive compensation for the various officers and employees who are Participants in the Plan and the amount of the incentive compensation that is awarded as Performance Shares.

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                                                         Exhibit 10.24

4.  Performance Shares
    ------------------
      Awards under this Plan shall be granted to Participants in the form of Performance Shares and shall be credited to Performance
Unit Accounts to be maintained for such Participants. Each Performance Unit shall be deemed to be equivalent in value to the Fair Market Value of one share of Common Stock of RGA. Notwithstanding anything herein to the contrary, however, Performance Shares are not Common Stock and the award of
Performance Shares under the Plan shall not entitle the Participant to any dividend or voting rights or any other rights of a shareholder with respect to such Performance Shares.
      The maximum number of Performance Shares that may be awarded under the Plan shall not exceed an aggregate of 500,000. If any Performance Shares awarded under the Plan are forfeited or canceled, such Performance Shares may again be awarded under the
Plan.
      The Committee may in its sole discretion substitute other forms of awards (such as restricted stock) for Performance Shares. Notwithstanding the foregoing provisions of this section, the Committee shall not substitute any other form of award for Performance Shares unless, in the opinion of the Committee, such substitution would not result in any significant increase in the cost of the Plan to RGA or the Participating RGA Subsidiaries, or otherwise adversely affect them.
5.  Time of Grant of Awards
    -----------------------
      The Plan is designed to operate over the 10 Plan Years commencing January 26, 1994. Grants of awards of Performance
Shares shall be made by the Committee at its first meeting in each
Plan Year.
6.  Vesting of Performance Shares
    -----------------------------
      A Participant shall have no right to receive payment for any part of his Performance Shares and all of his Performance Shares shall be forfeited unless he remains in the employment of RGA or a Participating RGA Subsidiary at all times from the date of the grant of Performance Shares through the earlier of (a) the last day of the Plan Year in which the Performance Shares become nonforfeitable pursuant to the schedule set forth below, (b) the date on which the Participant Retires, or (c) the Participant's death or Disability.
      In addition, in the event a Participant's employment with RGA or a Participating RGA Subsidiary is terminated as a result of a Change of Control, the Participant will be deemed to have met the requirements of this Section 6 and shall be entitled to payment with respect to all Performance Shares under the Plan upon the Participant's termination of employment. A Participant who terminates employment within six months after a

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                                                         Exhibit 10.24

Change of Control will be deemed to have terminated his employment as a result of the Change of Control.
      Each grant of Performance Shares under the Plan will become nonforfeitable as of the last day of a Plan Year pursuant to the following schedule:

                                          Nonforfeitable Portion of
          Plan Year After Grant              Performance Shares
          ---------------------              ------------------
                  1                                   1/3
                  2                                   1/3
                  3                                   1/3

      The Committee may, if in the opinion of the Committee circumstances warrant such action, approve payment of any or all of Performance Shares which would otherwise be forfeited as a result of a Participant failing to remain in the employment of RGA or a Participating RGA Subsidiary for the required period.
7.  Form and Timing of Payment
    --------------------------
      A) FORM OF PAYMENT - Payment shall be made to the holder of Performance Shares wholly in cash, or wholly in a number of shares of RGA Common Stock equal to the number of Performance Shares entitling the holder to payment, or partly in cash and partly in shares in such proportion as the Committee deems appropriate. Shares of Common Stock of RGA issued upon payment of Performance Shares may be either treasury shares, or authorized and unlisted shares, or shares purchased on the market for that purpose or any combination thereof. Payment shall be made in a single sum at the time set forth below.
      B) TIME OF PAYMENT - Payment with respect to the nonforfeitable Performance Shares shall be made to a Participant at the earlier of:
      1) twenty-four months after the termination of employment of the Participant,
      2) immediately upon the termination of employment of the Participant if the termination is as a result of death, Disability or Retirement,
      3) at the time the Participant exercises any options granted under the Reinsurance Group of America, Incorporated Flexible Stock Plan (or such other stock option plan duly adopted by RGA or a Participating RGA Subsidiary) in the amount specified under Section 8,
      4) after the last day of any year in which the value of the Participant's nonforfeitable Performance Shares exceeds 500% of the Participant's target bonus that is payable with respect to that year under the Management Incentive Plan maintained by RGA in the amount specified in Section 8.

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                                                         Exhibit 10.24

      Notwithstanding anything else herein to the contrary, no payments will be made to Participants until after the last day of the second Plan Year after the Plan Year in which an award is made (except in the case of termination of employment through death, disability, or under such circumstances, such as extreme hardship, as the Committee deems acceptable).
8.   Amount of Payment
     -----------------
      The amount to be paid to each Participant shall be the Fair Market Value, on the date of payment, of the nonforfeitable Performance Shares with respect to which payment is to be made on such date.
      a) TERMINATION OF EMPLOYMENT - Payments made pursuant to the termination of the Participant's employment under Sections 7(b)(1) and 7(b)(2) shall be based on the total number of nonforfeitable Performance Shares in the Participant's Performance Unit Account.
      b) EXERCISE OF OPTIONS - Payments made pursuant to Section 7(b)(3) may be in the amount elected by the Participant up to the total amount necessary to purchase the stock subject to the exercise of the option, to pay any tax which may be due as a result of the exercise of such an option or as a result of the payment from the Plan, or all three, provided however, that any distribution made pursuant to this Section 8(b) may not exceed the number of nonforfeitable Performance Shares in the Participant's Performance Unit Account.
      c) 500% OVER TARGET MIP - Payments made pursuant to Section 7(b)(4) shall be in the amount by which the value of the nonforfeitable Performance Shares in the Participant's Performance Unit Account exceeds 500% of the Participant's target bonus that is payable with respect to that year under the Management Incentive Plan maintained by RGA.
9.  Change of Control
    -----------------
      In order to maintain a Participant's rights in the event of a Change of Control, the Committee, in its sole discretion, may, at any time prior to, simultaneously with, or after a Change of Control, provide such protection as it may deem necessary.
Without, in any way, limiting the generality of the foregoing sentence or requiring any specific protection, the Committee may, separately or in any combination:
      a) provide for the acceleration of any time periods relating to the vesting, payment or other realization of any award, or awards, under the Plan so that such awards may be realized in full on or before a date fixed by the Committee;
      b) make such adjustment to the amounts that have been awarded under the Plan as the Committee deems

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                                                         Exhibit 10.24

appropriate to reflect such transaction or change; or
      c) cause the awards under the Plan to be assumed, or new awards substituted therefore, by the surviving corporation in such change.
10.  Dilution and Other Adjustments
     ------------------------------
      In the event of any change in the outstanding shares of Common Stock of RGA by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, if the Committee shall determine, in its sole discretion, that such change equitably requires an adjustment in the number or kind of Performance Shares then held in Participants' Performance Unit Accounts, or which may be awarded to any one Participant, or an adjustment in any measure of performance, such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.
11.  Miscellaneous Provisions
     ------------------------
      A Participant's rights and interests under the Plan may not be assigned or transferred. Notwithstanding the foregoing, however, in the case of a Participant's death, payment of Performance Shares due under this Plan shall be made to his designated beneficiary, or in the absence of such designation, by will or the laws of descent and distribution.
      No Participant or other person shall have any claim or right to be granted an award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of RGA or any Participating RGA Subsidiary.
      RGA and Participating RGA Subsidiaries shall have the right to deduct from all awards paid in cash any taxes required by law to be withheld with respect to such cash awards and, in the case of awards paid in RGA Common Stock, the Participant or other person receiving such stock shall be required to pay to RGA of the Participating RGA Subsidiary, as the case may be, the amount of any taxes which RGA or the Participating RGA Subsidiary is required to withhold with respect to such stock.
12.  Definitions
     -----------
      As used in this Plan, the following terms shall have the following meanings:
      "CHANGE OF CONTROL" means the acquisition, without the approval of the Board, by any person or entity, other than RGA or a Related Entity (General American Life Insurance Company, or any Subsidiary of RGA or any

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                                                         Exhibit 10.24

employee benefit plan, including a trust forming a part of such a plan, maintained by RGA, General American Life Insurance Company, or a Subsidiary of RGA), of more than 20% of the outstanding Common Stock of RGA through a tender offer, exchange offer or otherwise; the liquidation or dissolution of RGA following a sale or other disposition of all or substantially all of its assets; a merger or consolidation involving RGA which results in RGA not being the surviving parent corporation; or any time during any two-year period in which individuals who constituted the Board at the start of such period (or whose election was approved by at least two-thirds of the then members of the Board who were members at the start of the two-year period) do not constitute at least 50% of the Board for any reason.
      "COMMON STOCK" means the common shares of the stock of RGA which is currently traded on the New York Stock Exchange.
      "DISABILITY" means complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed by a RGA or a Participating RGA Subsidiary when such disability commenced. All determinations as to the date and extent of disability of any Participant shall be made by the Committee, upon the basis of such evidence as the Committee deems necessary and desirable.
      "EMPLOYEE" means any person (including any officer) employed by any Participating RGA Subsidiary on a salaried basis and no employee shall be excluded because he is also a Director of such Participating RGA Subsidiary.
      "EMPLOYER" means RGA or Participating RGA Subsidiary that employs an Employee.
      "FAIR MARKET VALUE" on any date shall be the closing price of a share of RGA Common Stock on such date (or if such date is not a trading date, then on the trading date next following such date) as officially quoted by the New York Stock Exchange, or if the Common Stock should not then be listed or admitted to trading on such exchange, the average of the closing bid or asked prices as furnished by any New York Stock Exchange firm selected from time to time by the Committee for that purpose.
      "MALFEASANCE" means (1) conduct, act or omission which is contrary to a Participant's duties as an employee or officer, whichever the case may be, which is inimical or in any way contrary to the best interests of the RGA or any of its subsidiaries or affiliates, or (2) employment of a Participant by or association of a Participant with an organization which competes with the RGA or any of its subsidiaries or affiliates.
      "PARTICIPANT" means any officer or employee designated as a Participant pursuant to Section 3.

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                                                         Exhibit 10.24

      "PARTICIPATING RGA SUBSIDIARY" means any subsidiary which has adopted the Plan with the consent of the Committee pursuant to
Section 3.
      "PLAN YEAR" means the calendar year except that the first Plan Year begins on January 26, 1994 and ends December 31, 1994.
      "RETIRE OR RETIREMENT" means the termination of employment of the Participant with RGA or Participating RGA Subsidiary who is not thereafter employed by any other entity that has adopted the Plan pursuant to Section 3, after the Participant has both attained 55 years of age and performed no fewer than 10 years of service for the Employer.
      "SUBSIDIARY" means any corporation of which a majority of the outstanding stock entitled to vote is owned, directly or indirectly, by RGA or a subsidiary of RGA.
13.  Cancellation of Performance Shares
     ----------------------------------
      Performance Shares shall be canceled and forfeited without any further action by the Committee as a result of failure to complete the requisite period of employment, or any malfeasance committed by the Participant. In addition, the Committee may cancel Performance Shares with the written consent of an employee holding such Performance Shares granted to him under the Plan. In the event of any cancellation, all rights of the former holder of such canceled Performance Shares in respect of such canceled Units shall terminate, and such Units shall be available for further grant in accordance with the Plan.
14.  Amendments and Termination
     --------------------------
      The Board of Directors may at any time terminate this Plan or amend it to change the time of grant of awards and the length of award periods with respect to awards not theretofore granted, provided that no such action shall adversely affect any right or obligation with respect to any award theretofore granted.
      The right to grant awards under this Plan shall terminate automatically at the close of business on December 31, 2004, or upon the granting of awards equaling the maximum authorized under the Plan, whichever shall occur first, and, thereafter, the function of the Committee will be limited to supervising the administration of awards previously granted.

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                                                         Exhibit 10.24

15.  Effective Date of the Plan
     --------------------------
      The Plan shall be effective as of January 26, 1994.




                        REINSURANCE GROUP OF AMERICA, INCORPORATED

                        By:  /s/ A. Greig Woodring
                            ---------------------------------
                            President


Attest:  /s/ Matthew P. McCauley
        --------------------------------
        Secretary


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